UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2013

BofI HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4350 La Jolla Village Drive, Suite 140 San Diego, CA	92122
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 350-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02 Unregistered Sales of Equity Securities
On April 10, 2013, BofI Holding, Inc. (the "Company") exercised its right to mandatorily convert shares of its 6.0% Series C Non-cumulative Perpetual Convertible Preferred Stock ("Preferred Stock") into shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company. The effective date of the conversion will be April 24, 2013 ("Mandatory Conversion Date").

On April 4, 2013, the trading price of the Common Stock closed at $35.79, marking the 20th trading day in the previous 30 trading days that the Common Stock closed above $35.00, triggering the right of the Company to exercise its mandatory conversion right in accordance with the Certificate of Designations of the Preferred Stock.

On the Mandatory Conversion Date, holders of Preferred Stock will be entitled to receive 327.86885 shares of Common Stock for each share of Preferred Stock converted, reflecting an approximate conversion price of $30.50 per share based on the initial issuance price of $10,000 per share of Preferred Stock. There are currently1,857 shares of Preferred Stock outstanding, and therefore a total of approximately 608,852 shares of Common Stock will be issued upon conversion of the Preferred Stock. Cash will be paid in lieu of any fractional shares of Common Stock. The Company will pay its last dividend on the Preferred Stock on April 15, 2013 for the quarter ended March 31, 2013, and no dividend will be declared on the Preferred Stock for the interim period between April 1, 2013 and the Mandatory Conversion Date.

From and after the Mandatory Conversion Date, no shares of Preferred Stock will be issued or outstanding and all rights of the holders of the Preferred Stock will terminate, except for the right to receive the number of whole shares of Common Stock issuable upon conversion of the Preferred Stock and cash in lieu of any fractional shares of Common Stock, as described above.

The Mandatory Conversion will not have any impact on the Company's future diluted earnings per common share as the dilutive effect of this conversion was assumed in the calculation of diluted earnings per common share reported in previous quarters.

The shares of Common Stock are being issued in reliance upon the exemption set forth in Section 3(a)(9) of the Securities Act of 1933, as amended, for securities exchanged by the Company and existing security holders where no commission or other remuneration is paid or given directly or indirectly by the Company for soliciting such exchange.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BofI HOLDING, INC.

Date: April 10, 2013	By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
EVP and Chief Financial Officer